                                 EXHIBIT 10.17

    * "Confidential treatment has been granted or requested with respect to portions of this exhibit, and such portions have been replaced with "**". Such confidential portions have been deleted and separately filed with the Securities and Exchange Commission pursuant to Rule 24b-2."


                                AMENDMENT NO. 3

                                RF/ID PRODUCTS
                                      TO
                    HIGH-DENSITY FRAM COOPERATION AGREEMENT

This Amendment No. 3 ("Amendment No. 3") is made and entered into as of January 15, 1998 ("Effective Date"), by and among Ramtron International Corporation ("Ramtron"), a Delaware, USA corporation having its principal office at 1850 Ramtron Drive, Colorado Springs, Colorado 80921, USA, and Ramtron's affiliate company, Racom Systems, Inc. ("Racom"), a Delaware, USA corporation having its principal office at 6080 Greenwood Plaza Blvd., Greenwood Village, Colorado 80111, USA and Hitachi, Ltd. ("Hitachi"), a Japanese corporation having its principal office at 6, Kanda-Surugadai, 4-chome, Chiyoda-ku, Tokyo 101, Japan. Unless otherwise specified, all references to Hitachi shall mean the Semiconductor and Integrated Circuits Division of Hitachi.

                                   RECITALS

A. Ramtron and Racom entered into a series of Technology License Agreements and Addenda thereof ("R&R License Agreement") whereunder Ramtron licensed its ferroelectric technology ("Ferroelectric Technology") to Racom for use in the design, manufacture and sale of products incorporating RF/ID Technology (as defined in Section 1.1), and granted Racom certain exclusive rights to sublicense Ferroelectric Technology for use in the design, manufacture and sale of products, including RF/ID Products (as defined in Section 1.6).

B. Ramtron and Hitachi entered into the High-Density FRAM Cooperation Agreement dated April 25, 1994 ("FRAM Agreement") whereunder Ramtron licensed its Ferroelectric Technology to Hitachi so as to develop, design, make, have made, use, sell and/or otherwise dispose of High-Density FRAM Products (as defined in the FRAM Agreement).

C. Ramtron and Hitachi subsequently amended the FRAM Agreement pursuant to an amendment entitled "Amendment To High-Density FRAM Cooperation Agreement" dated September 21, 1995 (Amendment No. 1") and "Amendment No. 2 To High-Density FRAM Cooperation Agreement" dated March 11, 1996 ("Amendment No. 2") whereunder the license scope of FRAM Agreement was extended to Standard Memory FRAM Products and Non-Standard Memory FRAM Products (as defined in the Amendment No. 1).

D. Pursuant to the R&R License Agreement, Ramtron and Racom now desire to license to Hitachi the RF/ID Technology and Patents of Ramtron and Racom so as to develop, design, make, have made, use, sell, and/or otherwise dispose of RF/ID Products, and also to extend the license scope of FRAM Agreement to include RF/ID Products.

NOW THEREFORE, in consideration of the above premises and the mutual covenants contained hereinafter, the parties agree as follows.

1.  ARTICLE 1 - DEFINITIONS

Defined terms used herein shall have the meanings ascribed to such terms in the FRAM Agreement and Amendment No. 1, unless otherwise provided herein as follows;

1.1. RF/ID TECHNOLOGY" means technology based on electromagnetic waves or sound waves used to remotely power, and to communicate and alter data in RF/ID Products (as defined in Section 1.6).

1.2. "RACOM'S RF/ID TECHNOLOGY" means any technical information, except for Patents, relating to Racom's RF/ID Technology as described in Attachment A and developed by Racom and/or its Subsidiaries. Racom's RF/ID Technology shall include RF/ID circuits technology and reader/writer system technology, including, but not limited to, BIOS, firmware and all the necessary technology for RF/ID chip implementation, but excluding application software. Racom's RF/ID Technology shall include Racom's
      RF/ID Technology improvements, enhancements and developments relating to Racom's RF/ID Technology which may be created during the term of this Amendment No. 3.

1.3. "RAMTRON'S RF/ID TECHNOLOGY" means any technical information, except for Patents, relating to Ramtron's RF/ID Technology as described in Attachment B and developed by Ramtron and/or its Subsidiaries. Ramtron's RF/ID Technology shall include Ramtron's RF/ID Technology improvements, enhancements and developments relating to Ramtron's RF/ID Technology which may be created during the term of this Amendment No. 3. Ramtron's RF/ID Technology shall also include RF/ID Technology which may be jointly developed by Ramtron and Racom (including their respective Subsidiaries), if any, during the term of this Amendment No. 3 and/or further amendments thereof, if any. As of the Effective Date, there is no such jointly-developed Ramtron RF/ID Technology.

1.4. "RACOM PATENTS" means the Patents which had or have a first effective filing date in any country prior to the termination or expiration of this Amendment No. 3 and/or further amendments thereof, if any, and which arise out of inventions pertaining to Racom's RF/ID Technology, as described in Attachment A, and made and/or acquired by Racom and/or its Subsidiaries, and under which Racom and/or its Subsidiaries or any successor thereof has, as of the Effective Date of this Amendment No. 3 and/or during the term of this Amendment No. 3 and or further amendments thereof, if any, the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for its employees or Subsidiaries.

1.5. For the purpose of this Amendment No. 3, "RAMTRON PATENTS" means the Patents which had or have a first effective filing date in any country prior to the termination or expiration of this Amendment No. 3 and/or further amendments thereof, if any, and which arise out of inventions made and/or acquired by Ramtron and/or its Subsidiaries, and under which Ramtron and/or its Subsidiaries or any successor thereof has, as of the Effective Date of this Amendment No. 3 and/or during the term of this Amendment No. 3 and/or further amendments thereof, if any, the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for its employees or Subsidiaries.

Unless otherwise specified herein, Ramtron Patents shall include "RAMTRON-RACOM JOINT PATENTS" means which will have a first effective filing date in any country prior to the termination or expiration of this Amendment No. 3 and/or further amendments thereof, if any, and which will arise out of inventions that may be made and/or acquired jointly by Ramtron and Racom (including their respective Subsidiaries) during the term of this Amendment No. 3 and/or further amendments thereof, if any, and under which Ramtron/Racom

(including their respective Subsidiaries) or any successor thereof will have during the term of this Amendment No. 3 and/or further amendments thereof, if any, the right to grant licenses of the scope granted herein without the payment of royalty or other consideration to third persons except for its employees or Subsidiaries. As of the Effective Date of this Amendment No. 3, there are no such Ramtron-Racom Joint Patents.


1.6. "RF/ID PRODUCTS" means devices which are remotely powered by electromagnetic waves or sound waves in which data can be retained in such device and/or altered using electromagnetic waves or sound waves and which use RAMTRON Base FRAM Technology, RAMTRON High-Density FRAM Technology, Ramtron's RF/ID Technology, Racom's RF/ID Technology (if Hitachi exercises the option under Article 4), Ramtron Patents and/or Racom Patents; this includes devices commonly known as a smart card, containing a microprocessor.


2.  ARTICLE II -TRANSFER OF RAMTRON'S RF/ID TECHNOLOGY

2.1.  Transfer of Ramtron's RF/ID Technology

      Within sixty (60) days after the Effective Date of this Amendment No.3, Ramtr on shall provide Hitachi with Ramtron's RF/ID Technology.

2.2.  Technical Assistance

      Upon the written request of Hitachi, Ramtron agrees, subject to availability of appropriate personnel, to send its qualified engineer(s) to Hitachi for the purpose of assisting Hitachi with respect to the implementation of Ramtron's RF/ID Technology, subject to the mutually agreed-upon schedule. Hitachi agrees to pay an engineer dispatching fee of United States ** per man-working day for the above-said technical assistance and all reasonable air travel and lodging accommodation fees in connection with the technical assistance under this Section 2.2. It is confirmed and agreed hereby that the above-said technical assistance shall not include the reasonable daily technical Q&A which shall be provided at no charge to either party.

3.  ARTICLE III - GRANT OF LICENSE

3.1.  Ramtron's RF/ID Technology License

      Pursuant to the R&R License Agreement, Racom acknowledges that Ramtron hereby grants to Hitachi and/or its Subsidiaries, subject to the terms of this Amendment No. 3, a non-exclusive, non-sublicensable, non-transferable, non-assignable, worldwide, perpetual license, under Ramtron's Trade Secret Rights, Copyrights and/or Mask Work Rights, to utilize Ramtron's RF/ID Technology so as to develop, design, make, have made, use, sell and/or otherwise dispose of RF/ID Products.

3.2.  Racom Patents License

      Pursuant to the R&R License Agreement, Racom hereby grants to Hitachi and/or its Subsidiaries, subject to the terms of this Amendment No. 3, a non-exclusive, non-sublicensable, non-transferable, non-assignable, worldwide license under Racom Patents to develop, design, make, have made, use, sell and/or otherwise dispose of RF/ID Products for the life of each Racom Patent.

3.3. Pursuant to the R&R License Agreement, only for the purpose of this Amendment No. 3, Racom acknowledges that Ramtron extends the license scope of the FRAM Agreement to include RF/ID Products, as follows.

3.3.1.  RAMTRON Base FRAM Technology License

Ramtron hereby agrees, subject to the terms of this Amendment No. 3, to grant to Hitachi and/or its Subsidiaries a non-exclusive, non-sublicensable, non-transferable, non-assignable, worldwide, perpetual license, under its Trade Secret Rights, Copyrights and/or Mask Work Rights, to utilize Ramtron Base FRAM Technology so as to develop, design, make, have made, use, sell and/or otherwise dispose of RF/ID Products.

3.3.2.  RAMTRON Patents License

       Ramtron hereby agrees, subject to the terms of this Amendment No. 3, to grant to Hitachi and/or its Subsidiaries a non-exclusive, non-sublicensable, non-transferable, non-assignable, worldwide license under RAMTRON Patents to develop, design, make, have made, use, sell, and/or otherwise dispose of RF/ID Products for the life of each RAMTRON Patent.

3.3.3.  RAMTRON High-Density FRAM Technology

       Ramtron hereby agrees, subject to the terms of this Amendment No. 3, to grant Hitachi and/or its Subsidiaries a non-exclusive, non-sublicensable, non-transferable, non-assignable, worldwide, perpetual license, under its Trade Secret Rights, Copyrights and/or Mask Rights to utilize RAMTRON High-Density FRAM Technology so as to develop, design, make, have made, use, sell and/or otherwise dispose of RF/ID Products.

3.4.  Customers Located Inside Japan

       As of the Effective Date, pursuant to this Article 3, Hitachi may commence the manufacture and sale of RF/ID Products for customers located outside Japan. Hitachi may not commence the sale of RF/ID Products for customers located inside Japan until January 1, 1999, in order that Ramtron and Racom may honor a pre-existing agreement with another Japanese company; Provided, however, that Ramtron and Racom agree to make its reasonable efforts to amend the pre-existing agreement so that Hitachi can start RF/ID business in Japan before January 1, 1999.

4.  ARTICLE IV - OPTION RIGHTS TO RECEIVE RACOM'S RF/ID TECHNOLOGY

4.1.  Option Rights Exercise

       For a period up to December 31, 1999, Hitachi shall have the option right to receive Racom's RF/ID Technology. When Hitachi desires to exercise such option right, Hitachi shall provide to Racom a written notice of option right exercise and pay to Racom the Option Fee of United States Dollars ** within thirty (30) days of that written notice. Within thirty (30) days of receipt of the Option Fee, Racom shall provide Hitachi with Racom's RF/ID Technology and upon Hitachi's request, Racom shall also provide Hitachi with the technical assistance as set forth below. Upon receipt of the Option Fee, Racom hereby agrees to grant to Hitachi and/or its Subsidiaries a non-exclusive, non-sublicensable, non-transferable, non-assignable, worldwide, perpetual license, under its Trade Secret Rights and/or Copyrights, to utilize Racom's RF/ID Technology so as to develop, design, make, have made, use, sell, and/or otherwise dispose of RF/ID Products.

4.2.  Technical Assistance

       Upon the written request of Hitachi, Racom agrees, subject to availability of appropriate personnel, to send its qualified engineer(s) to Hitachi for the purpose of assisting Hitachi with respect to the implementation of Racom's RF/ID Technology, subject to the mutually agreed-upon schedule. Such technical assistance shall be provided by Racom to Hitachi at no charge to Hitachi up to thirty (30) man-working days in total. After the initial thirty (30) man-working days of assistance are provided,

      Hitachi agrees to pay an engineer dispatching fee of United States Dollars ** per man-working day for up to an additional thirty (30) man-working days; and thereafter, Hitachi agrees to pay an engineer dispatching fee of United States Dollars ** per man-working day. In addition, Hitachi agrees to pay all reasonable air travel and lodging accommodation fees in connection with the technical assistance under this Section 4.2. It is confirmed and agreed hereby that the above said technical assistance shall not include the reasonable daily technical Q&A which shall be provided at no charge to either party.

5.  ARTICLE V - COMPENSATION

In consideration of the rights granted under Articles 3 and 4, Hitachi shall make payments as follows;

5.1.   Fixed License Fee

       Hitachi shall pay to Racom:

5.1.1. Fixed License Fee of United States Dollars ** shall be paid to Racom by January 31, 1998.

5.1.2. Fixed License Fee of United States Dollars ** shall be paid to Racom by April 30, 1998.

5.2.   Running Royalty

5.2.1. Running royalty shall be paid to Ramtron semiannually (by June 30, and by December 30 of each year pursuant to the payment procedures as set forth in Article 8 of the FRAM Agreement) at the rate of ** of the net sales (ex-factory price basis) on the RF/ID Products manufactured hereunder by Hitachi and/or its Subsidiaries, except that Hitachi shall not make royalty payments for RF/ID Products produced for Ramtron and/or Racom as set forth in Article 8. The running royalty shall be payable for ** years after the first Hitachi invoice for shipment of commercial quantities of RF/ID Products from continuous production by Hitachi. After ** years, the parties will discuss in good faith the terms and conditions on licensing of Ramtron Patents and RF/ID Technology, and/or Racom Patents and RF/ID Technology (if Hitachi exercises the option under Article 4), if Hitachi needs; Provided, however, that in case the parties enter into any co-development of RF/ID Products, the parties will agree that the licenses under Ramtron's RF/ID Technology and Racom's RF/ID Technology shall be a paid-up license, and will discuss in good faith the terms and conditions of Ramtron Patents and Racom patents licensing, if Hitachi needs. In no event shall the running royalty payment, if any, be required after the expiration of Ramtron Patents and Racom Patents.

5.2.2. If the parties discuss the licensing terms and conditions after ** years as set forth in Section 5.2.1 above, such discussions shall be conducted as the matter between the parties only, but shall not be restricted or affected by any agreement between each company and another company (e.g., the most favored conditions, etc.)

5.2.3. At any time during the term of this Amendment No. 3, in case that the parties enter into any co-development project of RF/ID Products, the parties agree to discuss in good faith reduction of the running royalty rate.

5.3.  Withholding Tax

       Payments made pursuant to this Amendment No. 3 may be subject to deduction of the withholding tax as provided for by the applicable U.S.-Japan tax treaty in force as of the date such payments are due. If Hitachi is required by law to withhold tax payable by Ramtron or Racom and to pay such tax for the account of Ramtron or Racom, Hitachi shall obtain and deliver to Ramtron or Racom a certificate for such tax payment from the Japanese Government.

5.4.  Most Favored Clause

       It is acknowledged and agreed by Ramtron and Racom that the fixed license fee and running royalty as set forth in Article 5 and the engineering services equal to United States Dollars ** as set forth in
       Article 6, shall be the most favorable terms for Hitachi among the similar RF/ID license agreements with other companies as of the Effective Date. If Ramtron and/or Racom enter into a certain RF/ID license agreement hereafter with another company in which the compensation terms for such another company are better than those set out herein, then Ramtron and/or Racom shall advise Hitachi of such preferential terms and make the same terms available to Hitachi, with Hitachi's acknowledgment, as of the date of such preferential agreement.

6.  ARTICLE VI-ENGINEERING SERVICE

       In addition to Article 5, in consideration of the rights granted under Articles 3 and 4, and as a condition of this Amendment No. 3, Hitachi shall provide to Racom the following engineering services for development of Racom RF/ID Products, up to the total amount of engineering services equal to United States Dollars** , under terms and conditions to be mutually agreed upon and subject to the following conditions.

1)  Hitachi shall process and provide 6 inch pilot run wafers at US$**/wafer;
    and

2)  Hitachi shall provide mask sets at US$**/set; and

3) Hitachi shall provide design rules, device models, and other technical information in order for Racom to complete the design and transfer of designs of RF/ID products for manufacture by Hitachi.

It is acknowledged and agreed by Hitachi that the provisions as described under
Article 6, including, but not limited to subsections 1), 2) and 3) thereof, shall be no less favorable than the terms offered by Hitachi to any external third parties during the term of this Amendment 3.

If, within a period of five (5) years of the Effective Date of this Amendment No. 3, subject to timely requests from Racom, Hitachi is unable to provide the engineering services as described herein, then Hitachi shall pay to Racom United States Dollars ** or any unspent portion thereof.

7.  ARTICLE VII-COVENANT NOT TO SUE

Ramtron and Racom shall agree, subject to the terms of this Amendment No. 3, not to assert Ramtron Patents and Racom Patents, including reader/writer patents and IC Card patents, that pertain to RF/ID Products against the customers (including Hitachi's in-house customers) who purchased RF/ID Products from Hitachi for the life of the Ramtron Patents and Racom Patents.

8.  ARTICLE VIII-MANUFACTURING RIGHTS

Ramtron and Racom can purchase in total up to a maximum of ** of Hitachi's production capacity of RF/ID Products under the separate business agreement to be discussed in good faith between the parties. Hitachi agrees to provide Ramtron and Racom with RF/ID products at a competitive sales price not less than fair value pursuant to Antidumping Law and DOC regulations, which is the sum of the cost of manufacturing, the amount for general expenses not less than **% of the cost and the amount for profit not less than **% of the sum of such expenses and cost. If the parties cannot reach an agreement on the sales price, then the parties will settle the matter at the executive level meeting. If Hitachi and Ramtron and/or Racom agree that the issue cannot be resolved at the executive level meeting, and upon the request of one party, such unresolved issue may be submitted to a mediator. The place of mediation shall be the location designated by the other party. The mediator shall be Hitachi's CPA or an independent CPA mutually acceptable under confidentiality obligations if Hitachi's cost data is to be examined. The total number of wafers for RF/ID Products to be made available by Hitachi for purchase by Ramtron and Racom shall not exceed ** per month.

9.  ARTICLE IX-CONFIDENTIALITY

It is agreed hereby that all the Confidential Information to be disclosed under this Amendment No. 3 shall be controlled by the confidentiality obligations as set forth in Section 7 of FRAM Agreement. Hitachi hereby agrees that, notwithstanding anything to the contrary contained in the FRAM Agreement, or any Amendment thereto, Ramtron shall be entitled to provide to Racom a copy of the FRAM Agreement and each Amendment thereto, redacted to remove any reference to license fee amounts, royalty rates and other economic and financial terms, which shall be attached hereto, provided that Racom agrees not to disclose such redacted version of the FRAM Agreement to any third party.

10.  ARTICLE X-REPRESENTATION AND WARRANTY

10.1. Ramtron, Racom and Hitachi represent and warrant that (I) they have full power and authority to enter into this Amendment No. 3; (ii) the terms and conditions of this Amendment No. 3, and each party's obligations hereunder, do not conflict with or violate any terms and conditions of any other agreement or commitment to which any party is a signatory or by which it is bound.

10.2. Ramtron represents and warrants that it has all right, title and interest in and to Ramtron's RF/ID Technology disclosed hereunder and Ramtron Patents licensed hereunder to Hitachi, and that it has the right to grant to Hitachi the licenses granted herein.

10.3. Racom represents and warrants that it has all right, title and interests in and to Racom's RF/ID Technology disclosed hereunder and Racom
       Patents licensed hereunder to Hitachi, and that it has the right to grant to Hitachi the licenses granted herein.

10.4. Each party will defend, indemnify and hold harmless the other parties against any third party claims arising out of or related to a breach of the above representations and warranties.

10.5. Notwithstanding the indemnification provision set forth in Section 10.4 above, Racom shall defend, indemnify and hold harmless Hitachi, its affiliates, Subsidiaries or customers and shall pay all losses, damages, fees, expenses and costs (including reasonable attorneys' fees) incurred by them based upon any claim, action or proceeding brought by Racom Japan, Inc. ("Racom Japan"), Racom's affiliated company, having its registered office at 6F Otsuka-Shinyurigaoka Building 1-5-3, Kamiasao Asao-ku, Kawasaki-shi, Kanagawa-ken 215, Japan, any successor thereof or any director, officer or employee of Racom Japan or such successor (regardless of whether such person holds such position at the time of a claim, action or proceeding) or any trustee, shareholder or any others acting on its or their behalf against Hitachi, its affiliates, Subsidiaries or customers, where such claim, action or proceeding relates to any rights or obligations set forth in this Amendment No. 3. The foregoing sentence shall include without limitation, any claim, action or proceeding arising from or relating to: (i) any agreement between Racom Japan and Racom, regardless of whether such agreement has been terminated; and
       (ii) infringement or misappropriation of intellectual property rights.

Racom hereby acknowledges and agrees that if it fails to comply with its obligations under the provisions of this Section 10.5 and Section 10.6, or in the event of a breach of any of the representations, warranties or covenants by Racom contained in this Article 10, then notwithstanding the provisions of Sections 12.5 and 14.5 of the FRAM Agreement, Hitachi may seek any remedy available at law or in equity with respect to such failure or breach.

10.6. Ramtron and Racom shall provide prior written notice to Hitachi if a substantial change of ownership of Racom Japan occurs during the term of this Amendment No. 3, including, without limitation, a substantial reduction in the number of Racom Japan's voting shares that Racom holds as of the Effective Date, or an acquisition by one entity of more than 50% of the total voting power of all of the outstanding voting shares of Racom Japan.

10.7. Ramtron agrees to use its reasonable best efforts to encourage and cause Racom to comply with its obligations under this Amendment No. 3 and to ensure that Hitachi receives and enjoys the rights, benefits and privileges intended to be provided to Hitachi pursuant to this Amendment No. 3.

11.  ARTICLE XI-TERM AND TERMINATION

11.1.  This Amendment No.3 shall become effective upon the Effective
       Date and continue to be effective until expiration of the last of Ramtron Patents and Racom Patents, regardless of whether or not the FRAM Agreement is expired or terminated earlier.

11.2. Articles 3, 4 (if Hitachi exercises the option, as described in Article 4), 5, 6, 7, 9 ,10, 11 and 12 of this Amendment No. 3 shall survive and continue after the expiration and/or any termination of this Amendment No. 3.

12.  ARTICLE XII-GENERAL PROVISIONS

12.1. Each party represents and warrants that there is or will be no agreement with another company which may conflict or violate any terms and conditions of this Amendment No. 3.

12.2. Unless otherwise specified in this Amendment No. 3, all the terms and conditions of the FRAM Agreement as amended by Amendment No. 1 and Amendment No. 2 shall apply in an appropriate manner for this Amendment No. 3 until the expiration of this Amendment No. 3.

12.3.  Publicity

       All notices to third parties and all other publicity concerning the terms and conditions of this Amendment No. 3 shall be jointly planned and coordinated by and between Hitachi, Ramtron and Racom. None of Hitachi, Ramtron or Racom shall act unilaterally in this regard, pursuant to Article 9, without the prior written approval of the other parties. It is expected that Hitachi, Ramtron and Racom will mutually agree upon a press release which will be issued after the Effective Date of this Amendment No. 3.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed as below by their duly authorized officers.

RACOM SYSTEMS, INC.                  RAMTRON INTERNATIONAL CORPORATION



/s/ Richard L. Horton                /s/ Greg Jones
------------------------------       ------------------------------
Richard L. Horton                    Greg Jones
President and CEO                    President and COO

HITACHI, LTD.



/s/ Tadashi Ishibashi
---------------------------------------------
Tadashi Ishibashi
Executive Managing Director
General Manager
Semiconductor & Integrated Circuits Division

                     ATTACHMENT A: RACOM RF/ID TECHNOLOGY

                                      TO

                                AMENDMENT NO. 3

                                    OF THE

                                FRAM AGREEMENT

The Racom RF/ID Technology includes the information provided below:

LF TECHNOLOGY

1.   DESCRIPTION

     a)   General

     The RACOM Low Frequency, LFM Series Proximity RF Read/Write Transponder is a single chip implementation, passive, memory transponder. It includes a 4K bit (K = 1024) nonvolatile FRAM memory. It supports an RF interface data rate of approximately 8 kbps (See Note 1) for RF interface data read and write operations. It is designed for use in passive, low frequency, proximity RF read/write applications where the transponder is inductively powered via its antenna coil from an incident, low frequency, AC magnetic field. Such a field is generated by an associated interrogator or reader/writer device, the LFC RF Communications Controller.

     b)   Operation

     The LFC Communications Controller communicates via its attached coil with transponders using low frequency magnetic induction. Using this interface, the Controller can read and write data from/to the Transponder's FRAM memory.

     The LFC Controller powers the transponder using a 125 kHz magnetic field. This field/frequency is modulated by the LFC Controller (125 kHz/116.3
     kHz) to send data to the transponder at a data rate of approximately 8 kbps (See Note 1, page 4). The transponder sends data to the Controller at a frequency of 62.5 kHz carrying a data rate of approximately 8 kbps (7.8125 kbps).

     The LFC Controller accommodates half-duplex RF communications.

     The transponder includes an Analog Front End with a power supply and RF interface. The transponder also includes a received FSK data detector, 4K bit non-volatile (FRAM) memory, send data encoder/modulator, data handling and memory addressing logic, memory write-protect logic ("lock bits"), Command Error Checking, Customer Code checking and "Unique Addressability" logic, and control logic (a state-machine).

2.   SCHEMATICS

3.   DOCUMENTATION

HF TECHNOLOGY

1.   DESCRIPTION

     a)   General

     The HF RF/ID ASIC ("ASIC") is powered by and communicates via attached coils. One coil receives power and clock ("POWER" coil) The second coil communicates data ("COMM" coil). The ASIC is powered by magnetic induction via the POWER coil. The powering frequency is 13.56 MHz, an ISM frequency. A high frequency clock is derived from the powering signal (13.56 MHz). This clock is divided by 4 (to 3.39 MHz) to clock the H8 RF/ID FRAM Product ASIC and to provide the RF transmit data carrier frequency. The ASIC communicates data and command messages via its COMM coil. The ASIC communicates half duplex using a 3.39 MHz carrier signal.

     b)   Powering and Clocking the ASIC

     The ASIC operates when it is powered by an AC signal provided at its POWER coil inputs. This AC signal is induced in POWER coil by a 13.56 MHz AC magnetic field generated by the associated RF Communications Controller. The ASIC rectifies the AC powering signal to derive DC to power its circuits. A logic clock is derived in the ASIC from the AC powering signal induced in the POWER coil from the powering magnetic field. The clock frequency is, thus, the same as that of the powering field (13.56
     MHz).

     Lower frequency clocks are obtained by dividing down from the 13.56 MHz clock ("CLOCK"). The clock for the ASIC is CLOCK/4 (3.39 MHz) (the period of this clock, 295 ns., is the cycle time of the microprocessor in the RF powered case). The RF transmit carrier frequency is also CLOCK/4 (3.39
     MHz).

     The ASIC has a voltage clamp circuit to hold the powering voltage out of the rectifier from rising too high for the CMOS circuits.
     The ASIC has a Power-On-Reset (POR) circuit to keep the logic reset when DC voltage is insufficient to operate.

     c)   HF RF/ID FRAM Product Communications

     The ASIC communicates data, receives commands, and transmit status from/to the associated RF Communications Controller. The ASIC does this via an attached COMM coil. Communications is half duplex at 3.39 MHz. The data rate is 105.94 kbps for both transmit and receive.

     Received Data - The ASIC receives an 3.39 MHz ASK NRZ signal which it detects, filters, and decodes into NRZ. This resulting NRZ serial data stream is fed into the microcomputer via an I/O port bit. The received signal is coded NRZ. Presence of 3.39 MHz represents a "1" and absence represents a "0".

     Transmitted Data - The ASIC transmits by PSK modulating a 3.39 MHz carrier signal with MFM coded data. The 3.39 MHz carrier is inverted (representing a 180 degree phase shift) whenever a transition from "1" to "0" or "0" to "1" occurs in the MFM data stream. A program executing in the microprocessor provides the NRZ data at an I/O port bit. Hardware encodes the NRZ data into MFM.

2.   SCHEMATICS

3.   DOCUMENTATION

RACOM RF/ID PATENTS (Example of existing Racom RF/ID Patents as of the Effective Date)

1. Low Power Consumption oscillator Using Multiple Transconductance Amplifiers - Patent No. 5,444,421, issued 8/22/97
2. Power supply and Power Enable circuit for an RF/ID Transponder - Patent No. 5,479,172, issued 12/26/95

3.   Passive RF Transponder and Method - Patent No. 5,517,194, issued 5/14/95

4. Communications System Utilizing FSK/PSK Modulation Techniques - Patent No. 5,521,602, 5/28/96

5. Method and Apparatus for Detecting an FSK Encoded Carrier Signal - Patent No. 5,533,061, issued 7/2/96

6.   FSK Detector Circuit Method, Patent No. 5,553,099, issued 9/3/96

                                 ATTACHMENT B
                                      TO
                                AMENDMENT NO. 3
                                      TO
                    HIGH DENSITY FRAM COOPERATION AGREEMENT


                          RAMTRON'S RF/ID TECHNOLOGY

Concepts, ideas, techniques, procedures, know-how, show-how, trade secrets, design information and other technical information relating generally to FRAM technology and products including, specifically, the integration of FRAM technology with RF/ID Technology.

Ramtron previously transferred to Hitachi a substantial amount of such information and technology pursuant to the FRAM Agreement.

                                     *****